Loan No.:  1910059-0003




PROMISSORY NOTE


$6,000,000.00  October 2, 1996

     FOR VALUE RECEIVED, Gottschalks, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Heller Financial, Inc., a Delaware corporation
(together with any holder of this Note, "Payee"), at its office located at 500 West Monroe Street, Chicago,
Illinois 60661, or at such other place as Payee may from time to time designate, the principal sum of Six
Million and 00/100 Dollars ($6,000,000.00), together with interest thereon as set forth herein. All payments shall be applied first to interest and then to principal. Interest shall be computed on the basis of a 360 day year comprised of 30-day months.

     Except as set forth below, from the date hereof through March 31, 1997, the outstanding principal balance hereunder shall bear interest at a floating rate per annum equal to the One Month LIBOR Rate
(defined below), plus three percent (3.00%), and from and after April 1, 1997, the outstanding principal balance hereunder shall bear interest at a fixed rate per annum equal to the Treasury Rate (defined below), plus three and 10/100 percent (3.10%). Interest hereunder shall be payable on the first day of each consecutive calendar month commencing November 1, 1996, and continuing for as long as any amount of principal is outstanding hereunder.

     Principal shall be payable in eighty-four (84) consecutive monthly installments commencing May 1, 1997, and continuing on the same day of each consecutive calendar month thereafter until this Note is fully paid, the first eighty-three (83) installments each in the amount of Seventy-One Thousand Four Hundred
Twenty-Eight and 57/100 Dollars ($71,428.57), and the final installment in the amount of Seventy-One Thousand
Four Hundred Twenty-Eight and 69/100 Dollars
($71,428.69); provided, however, that if Payee applies to the amounts due under this Note the security deposit
Secured Party holds under the Security Agreement
(defined below) in accordance with Section 13(a) thereof, the first eighty-three (83) installments shall each be in the amount of Thirty-Five Thousand Seven
Hundred Fourteen and 28/100 Dollars ($35,714.28) and the final installment shall be in the amount of Thirty-Five Thousand Seven Hundred Fourteen and 76/100
Dollars ($35,714.76).

     As used herein, the term "One Month LIBOR Rate" shall mean, for each calendar month (or, in the case of the initial funding month, partial calendar month), a rate of interest equal to:

          (A) the rate of interest determined by
Payee at which deposits in U.S. Dollars are offered for the one (1) month interest period based on information presented on the Reuters Screen LIBO Page as of 11:00
A.M. (London time) on the day which is two (2) business days (not counting Saturdays) prior to the first day of each calendar month (or, in the case of the initial funding month, on the date hereof); provided that if at least two (2) such offered rates appear on the Reuters
Screen LIBO Page in respect of such interest period, the arithmetic mean of all such rates (as determined by Payee) will be the rate used; provided further that if there are fewer than two (2) offered rates or Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Payee at which deposits in U.S. Dollars are offered for the one
(1) month interest period by Bankers Trust Company, The
Chase Manhattan Bank, National Association and Chemical
Bank (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

          (B) a number equal to 1.0 minus the
aggregate (but without duplication) of the rates
(expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) business days prior to the beginning of each calendar month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal
Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation
D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

     (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

     As used herein, the term "Treasury Rate" shall mean the yield per annum as of April 1, 1997, on "7-year" securities issued by the United States
Treasury, as appears on Telerate page 7051 under the heading "Daily Treasury Constant Maturities from the
Economic Bulletin Board" (or, if Telerate ceases to provide daily quotations for constant maturities of United States Treasury securities, as appears on Federal Reserve Statistical Release H.15 (519) as published by the Board of Governors of the Federal
Reserve System).

     Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein or collectable hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such applicable lawful maximum.

     This Note is secured by the collateral described in the Security Agreement dated September ___________,
1996, between Maker and Payee (the "Security
Agreement;" and together with all related documents and instruments, the "Loan Documents") to which reference is made for a statement of the nature and extent of protection and security afforded, certain rights of Payee and certain rights and obligations of Maker, including Maker's rights, if any, to prepay the principal balance hereof; provided, however, that in addition to any other sum payable hereunder, under the Security Agreement or any of the other Loan Documents, in the event of a prepayment of the principal balance hereunder on or after April 1, 1997, whether voluntary, following acceleration or otherwise, Maker shall pay to Payee together with such prepayment a Breakage Fee
(defined below), which Breakage Fee, together with the amounts payable under Section 3(ii) of the Security
Agreement, if any, represents liquidated damages to Payee for the loss of its bargain and not a penalty.
As used herein, the term "Breakage Fee" shall mean the amount, if any, by which (A) the present value, in the aggregate, of the then remaining installments of principal and interest due hereunder, absent the prepayment, using a discount rate equal to the yield to maturity as of the date two (2) days prior to the date of the prepayment on United States Treasury Notes with a final maturity approximately equal to the remaining term hereof, absent the prepayment, as published in The
Wall Street Journal, plus three and 10/100 percent
(3.10%), exceeds (B) the then outstanding principal balance hereunder, absent the prepayment.

     Time is of the essence hereof. If payment of any installment or any other sum due under this Note or the Loan Documents is not paid when due, Maker agrees to pay a late charge equal to the lesser of (i) five cents
(5) per dollar on, and in addition to, the amount of each such payment, or (ii) the maximum amount Payee is permitted to charge by law. In the event of the occurrence of an Event of Default (as defined in the Security Agreement), then the entire unpaid principal balance hereof with accrued and unpaid interest thereon, together with all other sums payable under this Note or the Loan Documents, shall, at the option of Payee and without notice or demand, become immediately due and payable, such accelerated balance bearing interest until paid at the rate of three percent (3%) per annum above the fixed rate set forth in the first paragraph of this Note.

     Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note or any of the Loan Documents or any of the terms and provisions thereof that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor, in order to enforce payment of this Note by any one or more of them. Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and, without limiting any provision of any of the Loan
Documents, agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorneys' fees, and hereby waive all benefits of valuation, appraisement and exemption laws.

     If there be more than one Maker, all the obligations, promises, agreements and covenants of Maker under this Note are joint and several.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE
STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAW.  AT PAYEE'S ELECTION AND WITHOUT
LIMITING PAYEE'S RIGHT TO COMMENCE AN ACTION IN ANY
OTHER JURISDICTION, MAKER HEREBY SUBMITS TO THE
EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL,
STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF
ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS
AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE
PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF MAKER,
WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10)
DAYS AFTER THE DATE OF MAILING THEREOF.

     MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF
ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT
OF THIS NOTE.  THIS WAIVER IS INFORMED AND FREELY MADE.
MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL
INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT
IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO
THIS NOTE, AND THAT IT WILL CONTINUE TO RELY ON THE
WAIVER IN ITS RELATED FUTURE DEALINGS.  MAKER FURTHER
WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS
WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND
VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING
CONSULTATION WITH LEGAL COUNSEL.



Witness/Attest:     GOTTSCHALKS, INC.,
                    a Delaware corporation

                   By: /s/ STEVE FURST
                           President


Master
cefd/notefxd.doc         2/96
o:\winword\sas\gotschlk\sched2\notefxd.doc        9/20/96  12:17 PM


Loan No.:  1910059-0003


SECURITY AGREEMENT



THIS SECURITY AGREEMENT ("Agreement") is made this 2nd day of October, 1996, by and between Gottschalks, Inc., a Delaware corporation ("Debtor"), whose business address is 7 River Park Place East, Fresno, California
93720, and Heller Financial, Inc., a Delaware corporation ("Secured Party"), whose address is Commercial Equipment Finance Division, 500 West Monroe
Street, Chicago, Illinois  60661.

WITNESSETH:

1.   Secure Payment.  To secure payment of
indebtedness in the principal sum of up to Six Million and 00/100 Dollars ($6,000,000.00), as evidenced by a note or notes dated October 2, 1996, executed and delivered by Debtor to Secured Party (the "Notes") and any obligations arising under this Agreement, and also to secure any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and no matter how acquired by Secured
Party, including all future advances or loans which may be made at the option of Secured Party (all the foregoing hereinafter called the "Indebtedness"),
Debtor hereby grants and conveys to Secured Party a first priority continuing lien and security interest in the property described on the Schedule(s) attached hereto (the "Schedules"), all products and proceeds
(including insurance proceeds) thereof, if any, and all substitutions, replacements, attachments, additions, and accessions thereto, all or any of the foregoing hereinafter called the "Collateral." The Schedules may be supplemented from time to time to evidence the Collateral subject to this Agreement.

2.   Warranties, Representations and Covenants.
Debtor warrants, represents, covenants and agrees as follows:

     (a) Perform Obligations. Debtor shall pay as and when due all of the Indebtedness secured by this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds primarily for business uses and not for personal, family, household, or agricultural uses.

     (b) Perfection. This Agreement creates a valid and first priority continuing lien and security interest in the Collateral, securing the payment and performance of the Indebtedness and all actions necessary to perfect and protect such security interest have been duly taken.

     (c) Collateral Free and Clear. Except as may be set forth on the Schedules, Debtor shall keep the Collateral free and clear of all liens, claims, charges, encumbrances and other security interests of any kind (other than the security interest granted hereby). Debtor shall defend the title to the Collateral against all persons and against all claims and demands whatsoever. At the request of Secured
Party, Debtor shall furnish further assurance of title, execute any written agreement and do any other acts necessary to effectuate the purposes and provisions of this Agreement, including in order to perfect, continue, or terminate the security interest of Secured
Party in the Collateral, and pay all costs in connection therewith.

     (d)  Possession and Operating Order of the
Collateral. Subject to Secured Party's rights and remedies upon the occurrence of an Event of Default
(defined below), Debtor shall retain possession of the Collateral at all times and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Debtor shall at all times keep the Collateral at the location[s] specified on the Schedules (except for removals thereof in the usual course of business for temporary periods). At Debtor's sole cost and expense, Debtor shall also keep the Collateral in good repair and condition and shall not misuse, abuse, waste or otherwise allow it to deteriorate, except for normal wear and tear. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

     (e)  Insurance.  Debtor shall insure the
Collateral against loss by fire (including extended coverage), theft and other hazards, for its full insurable value including replacement costs, with a deductible not to exceed Fifty Thousand and 00/100
Dollars ($50,000.00) per occurrence and without co-insurance. In addition, Debtor shall obtain liability insurance covering liability for bodily injury, including death and property damage, in an amount of at least Five Million and 00/100 Dollars
($5,000,000.00) per occurrence or such greater amount as may comply with general industry standards, or in such other amounts as Secured Party may otherwise require. All policies of insurance required hereunder shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty (30) days prior written notice to Secured
Party prior to any modification or cancellation thereof; shall name Secured Party as loss payee or additional insured, as applicable, and shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and shall provide that no breach of warranty or representation or act or omission of Debtor shall terminate, limit or affect the insurers' liability to Secured Party. Certificates of insurance or policies evidencing the insurance required hereunder along with satisfactory proof of the payment of the premiums therefor shall be delivered to Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of Debtor to do so. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers.
Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling any such insurance and endorsing settlement drafts.
Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance.

     (f) If Collateral Attaches to Real Estate. If the Collateral or any part thereof has been attached to or is to be attached to real estate, an accurate description of the real estate and the name and address of the record owner is set forth on the Schedules.
Debtor shall, on demand of Secured Party, furnish
Secured Party with a disclaimer or waiver of any interest in any such Collateral satisfactory to Secured
Party and signed by all persons having an interest in the real estate. Notwithstanding the foregoing, the Collateral shall remain personal property and shall not be affixed to realty without the prior written consent of Secured Party.

     (g) Financial Statements. Debtor shall furnish to Secured Party, as soon as practicable, and in any event within sixty (60) days after the end of each fiscal quarter of Debtor and each guarantor of all or any part of the Indebtedness (each, a "Guarantor"), respectively, Debtor's and each Guarantor's unaudited financial statements including in each instance, balance sheets, income statements, and statements of cash flow, on a consolidated and consolidating basis, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for the respective person's fiscal year to date, prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Debtor shall also furnish to Secured Party, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Debtor and each Guarantor, respectively, Debtor's and each Guarantor's annual audited financial statements, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants in accordance with GAAP. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified".

     (h) Authorization. Debtor is now, and will at all times remain, duly licensed, qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. Debtor has the power to authorize, execute and deliver this Agreement, the Notes and any other documents and instruments relating thereto (the Agreement, Notes and other documents and instruments, all as amended from time to time, are hereafter collectively referred to as the "Loan Documents"), to incur and perform obligations hereunder and thereunder, and to grant the security interests created hereby. As of the time of delivery thereof to Secured Party, the Loan Documents will have been duly authorized, executed, and delivered by or on behalf of Debtor, and will constitute the legal, valid, and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.
Debtor shall preserve and maintain its existence and shall not wind up its affairs or otherwise dissolve.
Debtor shall not, without thirty (30) days prior written notice to Secured Party, (1) change its name or so change its structure such that any financing statement or other record notice becomes misleading or
(2) change its principal place of business or chief executive or accounting offices from the address stated herein.

     (i) Litigation. There are no actions, suits, proceedings, or investigations ("Litigation") pending or, to the knowledge of Debtor, threatened against Debtor or otherwise affecting the Collateral. Debtor shall promptly notify Secured Party in writing of Litigation against it if: (1) the outcome of such Litigation may materially or adversely affect the finances or operations of Debtor (for purposes of this provision, Five Hundred Thousand and 00/100 Dollars
($500,000.00) shall be deemed material) or (2) such Litigation questions the validity of any Loan Document or any action taken or to be taken pursuant thereto.
Debtor shall furnish to Secured Party such information regarding any such Litigation as Secured Party shall reasonably request.

     (j) No Conflicts. Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, or of any judgment, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan
Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest herein created.

     (k) Compliance with Laws. Debtor shall use and maintain the Collateral in a lawful manner in accordance with all applicable laws, regulations, ordinances, and codes and shall otherwise comply in all material respects with all applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business, including (i) the Internal Revenue Code of 1986, as amended from time to time, (ii) all federal, state, and local laws, rules, regulations, orders, and decrees relating to health, safety, hazardous substances, and environmental matters, including the Resource Recovery and Reclamation Act of 1976, the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Clean
Water Act of 1977, and the Clean Air Act, all as amended from time to time (collectively, "Environmental
Laws"), (iii) the Employees Retirement Income Security
Act of 1974, as amended from time to time, and (iv) the Fair Labor Standards Act, as amended from time to time.

     (l)  Taxes.  Debtor has timely filed all tax
returns (federal, state, local, and foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges in respect of its properties, assets, income and franchises. Debtor shall promptly pay and discharge all taxes, assessments, license fees
(related to the Collateral) and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges and make all required withholding and other tax deposits, and, upon request, provide
Secured Party with receipts or other proof that any or all of such taxes, assessments, license fees or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being diligently contested in good faith and by appropriate proceedings diligently conducted and Debtor has established cash reserves therefor in accordance with GAAP. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in connection with or respect of any of the Loan
Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured
Party harmless with respect thereto.

     (m)  Environmental Laws.  Except as disclosed by
Debtor (or Debtor's representative or agent) in writing to Secured Party's counsel (including internal counsel) on or prior to the date hereof, Debtor has (1) not received any summons, complaint, order, or other notice that it is not in compliance with, or that any public authority is investigating its compliance with, any Environmental Laws and (2) no knowledge of any material violation of any Environmental Laws on or about its assets or property. Debtor shall provide Secured
Party, promptly following receipt, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under any Environmental
Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws.

     (n) Regulations. No proceeds of the loans or any other financial accommodation hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governors of the Federal Reserve System.

     (o) Books and Records. Debtor shall maintain, at all times, true and complete books and records in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements.
At all reasonable times, upon reasonable notice, and during normal business hours, Debtor shall permit
Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records relating to the Collateral.

     (p) Setoff. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured
Party is hereby authorized at any time and from time to time to the fullest extent permitted by law, to set off and apply against any and all of the Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the obligation to pay such monies owed by Secured Party is then due. Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.
     (q) Standard of Care; Notice of Claims. Debtor acknowledges and agrees that Secured Party shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than as a sole and direct result of Secured Party's gross negligence or willful misconduct. Debtor shall give Secured Party written notice of any action or inaction by Secured
Party or any agent or attorney of Secured Party that may give rise to a claim against Secured Party or any agent or attorney of Secured Party or that may be a defense to payment or performance of and of the Indebtedness for any reason, including commission of a tort (subject, in any event, to the first sentence of this paragraph) or violation of any contractual duty or duty implied by law. Debtor agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Debtor has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action or inaction, Debtor shall not assert, and Debtor shall be deemed to have waived, any claim or defense arising therefrom.

     (r) Indemnity. Debtor shall indemnify, defend and hold Secured Party, its parent, affiliates, officers, directors, agents, employees, and attorneys harmless from and against any loss, expense (including reasonable attorneys' fees and costs), damage or liability arising directly or indirectly out of (i) any breach of any representation, warranty or covenant contained in any Loan Document, (ii) any claim or cause of action that would deny Secured Party the full benefit or protection of any provision in any Loan
Document, or (iii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral, except to the extent the loss, expense, damage or liability arises solely and directly from Secured Party's gross negligence or willful misconduct. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, the Loan Documents shall continue in full force and effect and Debtor shall be liable to Secured Party for the amount of such payment surrendered. The provisions of the preceding sentence shall be and remain effective notwithstanding any contrary action which may have been taken by Secured
Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Additionally, Debtor shall be liable for all charges, costs, expenses and attorneys' fees incurred by Secured Party
(including a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent): (i) in perfecting, defending or protecting its security interest in the Collateral, or any part thereof; (ii) in the negotiation, execution, delivery, administration, amendment or enforcement of the Loan
Documents or the collection of any amounts due under any Note or other Loan Document; (iii) in any lawsuit or other legal proceeding in any way connected with any of the Loan Documents, including any contract or tort or other actions, any arbitration or other alternative dispute resolution proceeding, all appeals and judgment enforcement actions and any bankruptcy proceeding
(including any relief from stay and/or adequate protection motions, cash collateral disputes, assumption/rejection motions and disputes or objections to any proposed disclosure statement or reorganization plan).  Debtor acknowledges and agrees that the
preceding sentence shall survive and not be merged with any judgment in connection with any exercise of any right or remedy by Secured Party provided under this Agreement. The provisions of this paragraph shall survive the termination of this Agreement and the other
Loan Documents.

     (s) Complete Information. No representation or warranty made by Debtor in any Loan Document and no other document or statement furnished to Secured Party by or on behalf of Debtor contains any material misstatement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Except as expressly set forth in the Schedules, there is no fact known to Debtor that will or could have a materially adverse affect on the business, operation, condition (financial or otherwise), performance, properties or prospects of Debtor or Debtor's ability to timely pay all of the Indebtedness and perform all of its other obligations contained in or secured by this Agreement. Each representation and warranty made by Debtor in this Agreement shall be deemed to have been made as of the date of this Agreement and as of the date of each advance of funds under a Note.

     (t)  Collateral Documentation.  Debtor shall
deliver to Secured Party prior to any advance or loan, satisfactory documentation regarding the Collateral to be financed, including such invoices, canceled checks evidencing payments, or other documentation as may be reasonably requested by Secured Party. Additionally, Debtor shall satisfy Secured Party that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

3. Prepayment. Subject to Section 13(c), upon forty-five (45) days prior written notice to Secured
Party, Debtor may prepay in whole, but not in part, the then entire unpaid principal balance of any Note, together with all accrued and unpaid interest thereon to the date of such prepayment, provided that along with and in addition to such prepayment, Debtor shall pay (i) any and all other sums then due under any of the Loan Documents, and (ii) a prepayment fee as liquidated damages and not as a penalty, in a sum equal to the following percentages of the amount prepaid: 5% for any prepayment in Loan Year 1; 4% for any prepayment made in Loan Year 2; 3% for any prepayment made in Loan Year 3; 2% for any prepayment made in Loan
Year 4; 1% for any prepayment made in Loan Year 5; 0% for any prepayment made in Loan Years 6 and 7. The phrase "Loan Year" as used herein shall mean each twelve (12) consecutive months commencing April 1, 1997. The prepayment fee described in clause (ii) above shall also be due upon the acceleration of the maturity date of any Note following the occurrence of any Event of Default.

4. Events of Default. If any one of the following events (each of which is herein called an "Event of Default") shall occur: (a) Debtor fails to pay any part of the Indebtedness within ten (10) calendar days of its due date, or (b) any warranty or representation of Debtor in any Loan Document is materially untrue, misleading or inaccurate, or (c) Debtor or any Guarantor breaches or defaults in the performance of any other agreement or covenant under any Loan
Document, or (d) Debtor or any Guarantor breaches or defaults in the payment or performance of any debt or other obligation owed by it to Secured Party or any affiliate of Secured Party, or (e) Debtor breaches or defaults in the payment or performance of any debt or other obligation, whether now or hereafter existing, with an outstanding principal balance in excess of One
Million and 00/100 Dollars ($1,000,000.00), and the same is subsequently accelerated, or (f) there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Debtor or any Guarantor (a "change of control"), or there is any merger, consolidation, dissolution, liquidation, winding up or sale or other transfer of all or substantially all of the assets of Debtor or any Guarantor pursuant to which there is a change of control or cessation of Debtor or the Guarantor or the business of either, or (g) Debtor or any Guarantor shall file a voluntary petition in bankruptcy, shall apply for or permit the appointment by consent or acquiescence of a receiver, conservator, administrator, custodian or trustee for itself or all or a substantial part of its property, shall make an assignment for the benefit of creditors or shall be unable, fail or admit in writing its inability to pay its debts generally as such debts become due, or (h) there shall have been filed against Debtor or any Guarantor an involuntary petition in bankruptcy or Debtor or any Guarantor shall suffer or permit the involuntary appointment of a receiver, conservator, administrator, custodian or trustee for all or a substantial part of its property or the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten
(10) days prior to any proposed disposition of any assets pursuant to any such proceeding, or (i) if there is a material adverse change in the business or financial condition or prospects of Debtor, then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

Each of the following events shall also constitute an Event of Default hereunder and upon the occurrence of any one or more of them, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided:

          (aa) If at the end of the first fiscal
quarter of Debtor ending after the date of this Agreement (the "Initial Quarter"), Debtor's net income before interest expense, income taxes, depreciation, amortization (which shall include amortization of new store pre-opening costs) and extraordinary gains, all as determined in accordance with GAAP ("EBITDA"), for the Initial Quarter and the preceding three (3) fiscal quarters, in the aggregate, is less than one (1.0) time as much as all of Debtor's interest expense incurred during the same four (4) fiscal year quarters, all as determined in accordance with GAAP (i.e., the ratio of EBITDA to interest expense in the four (4) fiscal quarters may not be less than 1:1); or

          (bb) If at the end of any fiscal quarter of Debtor after the Initial Quarter, Debtor's EBITDA for the preceding four (4) fiscal quarters (including the quarter just ended) is less than one and one-half
(1.5) times as much as all of Debtor's interest expense incurred during the same four (4) fiscal year quarters
("Interest Expense"), all as determined in accordance with GAAP (i.e., the ratio of EBITDA to Interest
Expense in any four (4) fiscal year quarters may not be less than 1.5:1); or

          (cc) If Debtor at any time has a net worth as determined in accordance with GAAP of less than Sixty-Five Million and 00/100 Dollars ($65,000,000); or

     (dd) If at the end of any fiscal year of Debtor, Debtor's "operating income" for its store located at 313 Madonna Road, San Luis Obispo, California, is less than Two Million Dollars ($2,000,000), as shown on any Store Income Statement.

5. Remedies. If an Event of Default shall occur, in addition to all rights and remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the entire unpaid Indebtedness to be immediately due and payable;
(b) without demand or legal process, enter into the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; or
(c) require Debtor to assemble the Collateral, render it unusable, and crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES
ITS RIGHTS, IF ANY, TO (1) PRIOR NOTICE OF REPOSSESSION
AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO
SUCH REPOSSESSION. Secured Party may, at its option, ship, store and repair the Collateral so removed and sell any or all of it at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is mailed postage prepaid to Debtor at its address shown above, at least five (5) days before the time of sale or disposition. In accordance with
Section 2(r), Debtor shall also be liable for and shall upon demand pay to Secured Party all expenses incurred by Secured Party in connection with the undertaking or enforcement by Secured Party of any of its rights or remedies hereunder or at law, all of which costs and expenses shall be additional Indebtedness hereby secured. After any such sale or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Notes.

6.   Cumulative Remedies.  All remedies of Secured
Party hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Agreement or any other Loan Document or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

7. Assignment. Secured Party may transfer or assign all or any part of the Indebtedness and the Loan
Documents without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. Time is of the Essence. Time and manner of performance by Debtor of its duties and obligations under the Loan Documents is of the essence. If Debtor shall fail to comply with any provision of any of the Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys spent and expenses and obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. Enforcement. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois, without regard to principles of conflicts of law. At Secured Party's election and without limiting Secured Party's right to commence an action in any other jurisdiction, Debtor hereby submits to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of Illinois, expressly waives personal service of process and consents to service by certified mail, postage prepaid, directed to the last known address of Debtor, which service shall be deemed completed within ten (10) days after the date of mailing thereof.

10. Further Assurance; Notice. Debtor shall, at its expense, do, execute and deliver such further acts and documents as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder, to carry out the intention or facilitate the performance of the terms of the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be in writing and shall be delivered by hand, by registered or certified first class United States mail, return receipt requested, or by overnight courier to the other party at its address stated herein or at such other address as the other party may from time to time designate by written notice. All notices shall be deemed given when received, when delivery is refused or when the returned for failure to be called for.

11. Waiver of Jury Trial. Debtor and Secured Party hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising in connection with any of the Loan Documents. This waiver is informed and freely made. Debtor and Secured Party acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into the Loan
Documents, and that each will continue to rely on the waiver in their related future dealings. Debtor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

12. Complete Agreement. The Loan Documents are intended by Debtor and Secured Party to be the final, complete, and exclusive expression of the agreement between them. The Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties thereto. Debtor and Secured Party intend the Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of the Loan Documents, all of which shall remain in full force and effect. The Loan
Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The use in any of the Loan Documents of the word "including," or words of similar import, when following any general term, statement or matter shall not be construed to limit such term, statement or matter to any specific item or matters, whether or not language of nonlimitation, such as "without limitation" or "but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such term, statement or matter. If there be more than one Debtor, the warranties, representations and agreements contained herein and in the other Loan Documents shall be joint and several. The Schedules on the following page[s] are incorporated herein by this reference and made a part hereof. Sections and subsections headings are included for convenience of reference only and shall not be given any substantive effect.

13.  Loan Terms; Fee and Security Deposit.

     (a)  Principal Payments.  The outstanding
principal balance under each Note shall be due and payable in eighty-four (84) consecutive monthly installments commencing May 1, 1997, and continuing on the same day of each month thereafter until the Note is fully paid. Subject to any prepayment expressly permitted hereunder, the first eighty-three (83) principal installment payments under the Notes shall be in the principal amount of Seventy-One Thousand Four
Hundred Twenty-Eight and 57/100 Dollars ($71,428.57), and the final principal installment payment shall be in the principal amount of Seventy-One Thousand Four
Hundred Twenty-Eight and 69/100 Dollars ($71,428.69);
provided, however, that in the event Debtor's EBITDA for its fiscal year ending January 31, 1997, is not at least Twenty Million and 00/100 Dollars
($20,000,000.00), Secured Party shall have the right, in its sole and arbitrary discretion, to apply the Security Deposit (defined below) to the outstanding principal balance under the Notes, in which event the first eighty-three (83) principal installment payments under the Notes shall be in the amount of Thirty-Five
Thousand Seven Hundred Fourteen and 28/100 Dollars
($35,714.28), and the final principal installment payment shall be in the amount of Thirty-Five Thousand
Seven Hundred Fourteen and 76/100 Dollars ($35,714.76).
Reference is made to the Notes for a full statement of the payment terms thereof.

     (b)  Interest Rate and Payments.  Provided no
Event of Default shall have occurred, from the date thereof through March 31, 1997, the outstanding principal balance under the Notes shall bear interest at a rate per annum equal to the One Month LIBOR Rate
(defined below), plus three percent (3.00%), and from and after April 1, 1997, the outstanding principal balance under the Notes shall bear interest at a rate per annum equal to the Treasury Rate (defined below), plus three and 10/100 percent (3.10%). Accrued interest under the Notes shall be payable on the first day of each consecutive calendar month following the date thereof and continuing for as long as any amount of principal is outstanding thereunder. Reference is made to the Notes for a full statement of the interest rates thereunder and the payment terms thereof.

     (c)  Permitted Prepayment.  Provided no Event of
Default has occurred, if Debtor's EBITDA for its fiscal year ending January 31, 1997, is not at least Twenty
Million and 00/100 Dollars ($20,000,000.00), then
Debtor shall have the right, but not the obligation, to prepay on or before April 30, 1997, in whole, but not in part, the then entire unpaid principal balance of the Notes, in which case Debtor shall at the same time pay to Secured Party all accrued and unpaid interest thereunder as of the date of prepayment and any and all other sums due under any of the Loan Documents.
Notwithstanding anything to the contrary in Section 3, no prepayment fee shall be payable in respect of any such prepayment.

     (d) Security Deposit. On or before the date of this Agreement, Debtor shall cause to be deposited with Secured Party in immediately available funds the amount of Three Million and 00/100 Dollars ($3,000,000.00)
(the "Security Deposit"), which shall be held by Secured Party as additional collateral for the due and punctual payment and performance of the Indebtedness.
Debtor hereby assigns, grants and sets over to Secured
Party all of Debtor's right, title, and interest in and to the Security Deposit for such purpose. For so long as the Security Deposit is held by Secured Party, the Security Deposit shall bear interest at a rate per annum equal to the One Month LIBOR Rate, plus one and 50/100 percent (1.5%), which such interest shall be paid by Secured Party to Debtor on the first day of each consecutive calendar month following the date of this Agreement; provided, however, that no interest shall accrue on the Security Deposit or be payable to Debtor at any time following the occurrence of an Event of Default. If Debtor provides to Secured Party its annual audited financial statements evidencing to Secured Party's satisfaction that Debtor's EBITDA for its fiscal year ending January 31, 1997, was more than Twenty Million and 00/100 Dollars ($20,000,000.00), then, upon Debtor's written request therefor, Secured
Party shall return the Security Deposit to Debtor.

     (e) Origination Fee. Subject to the proviso in the next sentence, Debtor shall pay to Secured Party a loan documentation and origination fee in the amount of One Hundred Twenty Thousand and 00/100 Dollars
($120,000.00) (the "Origination Fee").  The Origination
Fee shall be paid in two (2) installments, each of which shall be in the amount of Sixty Thousand and 00/100 Dollars ($60,000.00), the first of which shall be due and payable to Secured Party on or before the date of this Agreement and the second of which shall be due and payable on or before May 1, 1997; provided, however that if Debtor prepays the entire principal balance under the Notes and all other amounts described in Section 13(c) in accordance with the terms thereof, the second installment of the Origination Fee shall not become payable. Secured Party acknowledges that Debtor has previously deposited with it the sum of Sixty-Three
Thousand and 00/100 Dollars ($63,000.00) (the "Loan
Payment Deposit"), and Debtor and Secured Party agree that Secured Party shall apply the Loan Payment Deposit first to Secured Party's costs and expenses in connection with the transactions contemplated hereunder, including Secured Party's attorneys' fees, title insurance premiums, recording fees, lien searches and other related items, all of which shall be for Debtor's account, and second to the first installment of the Origination Fee, in full or partial payment thereof, as the case may be.

     (f)  Definitions.

     (i)  As used herein, the term "One Month LIBOR
Rate" shall mean, for each calendar month, a rate of interest equal to:

          (A) the rate of interest determined by
Secured Party at which deposits in U.S. Dollars are offered for the one (1) month interest period based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two
(2) business days (not counting Saturdays) prior to the first day of each calendar month (or, in the case of the initial funding month of the Note, on the date of the Note); provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page in respect of such interest period, the arithmetic mean of all such rates (as determined by Secured Party) will be the rate used; provided further that if there are fewer than two (2) offered rates or Reuters ceases to provide
LIBOR quotations, such rate shall be the average rate of interest determined by Secured Party at which deposits in U.S. Dollars are offered for the one (1) month interest period by Bankers Trust Company, The
Chase Manhattan Bank, National Association and Chemical
Bank (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

          (B) a number equal to 1.0 minus the
aggregate (but without duplication) of the rates
(expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) business days prior to the beginning of each calendar month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal
Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation
D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

     (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

     (ii) As used herein, the term "Treasury Rate" shall mean the yield per annum as of April 1, 1997, on "7-year" securities issued by the United States
Treasury, as appears on Telerate page 7051 under the heading "Daily Treasury Constant Maturities from the
Economic Bulletin Board" (or, if Telerate ceases to provide daily quotations for constant maturities of United States Treasury securities, as appears on Federal Reserve Statistical Release H.15 (519) as published by the Board of Governors of the Federal
Reserve System).


IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Agreement as of the day and year first above written.



HELLER FINANCIAL, INC.,            GOTTSCHALKS, INC.,
a Delaware corporation              a Delaware corporation


By: /s/ TERRY MCMULLEN              By:/s/ STEVE FURST
        Vice President                     President



SCHEDULE

Description of Collateral

Description of Collateral (Full description including make, model and serial number):

See Schedule A attached hereto

Place where Collateral is to be kept:

See Schedule A attached hereto.

Other liens, encumbrances or security interests to which Collateral is or may be subject, if any:

     N/A

Other Collateral

     N/A

If Collateral is attached or to be attached to real estate, set forth:

     Address of Real Estate (Including County, block number, lot number, etc.):

          See Exhibit B attached hereto


     Record Owner of Real Estate (Name and Address):

          Gottschalks, Inc., 7 River Park Place East,
Fresno, California  93720

If the real estate at which the Collateral is to be kept is leased:

     Name and Address of Lessor of Real Estate:

          N/A                   ____________
                                  Initials
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